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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (File No. 333-92186) of The Scotts Company of our report dated October 29, 2001, except for Note 22, as to which the date is December 12, 2001, and paragraph 5 of Note 18, as to which the date is June 5, 2002, and Note 25 and Note 20, as to which the date is September 10, 2002 relating to the financial statements, which appears in the Scotts Company's Current Report on Form 8-K/A dated September 13, 2002. We also consent to the incorporation by reference of our report dated October 29, 2001 relating to the financial statement schedule, which appears in The Scotts Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-4.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
September 27, 2002








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